Exhibit 10.1

FIFTH AMENDMENT AGREEMENT

FIFTH AMENDMENT AGREEMENT (this “Agreement”) dated as of August 31, 2007 by and between Memry Corporation (the “Borrower”), a Delaware corporation, and Webster Bank, National Association as assignee and successor in interest to Webster Business Credit Corporation (the “Lender”), amending a certain Credit and Security Agreement dated as of November 9, 2004 by and between the Borrower and the Webster Business Credit Corporation, as amended by that certain First Amendment Agreement dated as of November 9, 2005 and by a Second Amendment Agreement dated as of December 21, 2005 and by a Third Amendment Agreement dated December 5, 2006 and a Fourth Amendment Agreement dated March 28, 2007(as amended and in effect from time to time, the “Credit Agreement”).

WITNESSETH

WHEREAS, pursuant to the terms of the Credit Agreement, Webster Business Credit Corporation has assigned all of its rights, title and interest in and to the Credit Agreement, the Notes (as defined in the Credit Agreement) and the Other Documents (as defined in the Credit Agreement) to Webster Bank, National Association; and

WHEREAS, pursuant to the terms of the Credit Agreement, the Lender has made and continues to make revolving loans to the Borrower; and

WHEREAS, the Borrower have requested, among other things, that the Lender amend certain terms of the Credit Agreement; and

WHEREAS, the Lender is willing to, among other things, amend certain terms and conditions of the Credit Agreement, all on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

(1) Acknowledgment of Preamble. All facts of the above-recited preamble are hereby acknowledged as complete and accurate and shall be incorporated into this Modification as if fully restated herein and the Borrower represents that no Event of Default or event which with the giving of a notice or the passage of time would constitute an Event of Default has occurred under the Credit Agreement and/or the Other Documents (as defined in the Credit Agreement). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Original Loan Documents.

(2) Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement (as amended hereby) shall have the same meanings herein as therein.

(3) Ratification of Existing Agreements.  All of the Borrower’s obligations and liabilities to the Lender as evidenced by or otherwise arising under the Credit Agreement, the Notes and the Other Documents, except as otherwise expressly modified in this Agreement upon the terms set forth herein, are, by the Borrower’s execution of this Agreement, ratified and confirmed in all respects. In addition, by the Borrower’s execution of this Agreement, the Borrower represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding with respect to such obligations and liabilities.

(4) Representations and Warranties.  All of the representations and warranties made by the Borrower in the Credit Agreement, the Notes and the Other Documents are true and correct on the date hereof as if made on and as of the date hereof, except (i) to the extent that any of such representations and warranties relate by their terms to a prior date, (ii) for matters previously disclosed to the Lender in writing or in form 10-k, 10-Q or 8-k filed with the Securities and Exchange Commission, and (iii) for deviations not, in the aggregate, having or reasonably likely to have a material adverse effect on the Borrower and its assets.

(5) Conditions Precedent.  Except as set forth below, the effectiveness of the amendments contemplated hereby shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent (which conditions the Lender acknowledges have been satisfied on the date hereof):

(a) Representations and Warranties. All of the representations and warranties made by the Borrower herein, whether directly or incorporated by reference, shall be true and correct on the date hereof, except as provided in §3 hereof.

(b) Performance; No Event of Default. The Borrower shall have performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by them prior to or at the time hereof, and there shall exist no Event of Default or condition which, with either or both the giving of notice of the lapse of time, would result in an Event of Default upon the execution and delivery of this Agreement.

(c) Corporate Action. All requisite corporate action necessary for the valid execution, delivery and performance by the Borrower of this Agreement and all other instruments and documents delivered by the Borrower in connection therewith shall have been duly and effectively taken.

(d) Delivery. Except as set forth below, the parties hereto shall have executed and delivered (i) this Agreement and (iii) such further instruments and taken such further action as the Lender may have reasonably requested, in each case further to effect the purposes of this Agreement, the Credit Agreement and the Other Documents.

(e) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in substance and form to the Lender, and the Lender shall have received all information and such counterpart originals or certified or other copies of such documents as it may request.

(f) Fees and Expenses. The Borrower shall have paid to the Lender all fees and expenses incurred by the Lender (including attorney’s fees and expenses) in connection with this Amendment, the Credit Agreement and the Other Documents on or prior to the date hereof.

(6) Amendments, Consents with respect to the Credit Agreement.

(6)(a). Amendment - Section 8.1 of the Credit Agreement. shall be amended to read in full as follows:

“Fixed Charge Coverage Ratio shall mean and include with respect to any fiscal period of Borrowers, the ratio of (a) EBITDA for such period, minus (any Unfinanced Capital Expenditures made during such period less Cash balances in excess of $1,000,000) plus litigation expenses incurred during 2007 with respect to the Kentucky Oil lawsuit and prepayment charges relating to the prepayment of subordinated debt during 2007, to (b) Fixed Charges for such period provided, however, that Unfinanced Capital Expenditures cannot be reduced by Cash balances to less than zero, and provided, further, that Fixed Charges for the periods ended 6/30/07, 9/30/07 and 12/31/07 shall be calculated as of each such quarter and then multiplied by four (annualized). Commencing for the fiscal quarter ending 3/31/2008 and thereafter, the calculation of fixed charges will be calculated on the basis of the immediately preceding four fiscal quarters, i.e. calculated on a trailing twelve month basis.”

(7) Additional Covenants.   Without any prejudice or impairment whatsoever to any of the Lender’s rights and remedies contained in the Credit Agreement and the covenants contained therein, the Notes or in any of the Other Documents, the Borrower additionally covenants and agrees with the Lender as follows:

(a) The Borrower shall comply and continue to comply with all of the terms, covenants and provisions contained in the Credit Agreement, the Notes and the Other Documents, except as such terms, covenants and provisions are expressly modified by this Agreement upon the terms set forth herein, including, without limitation, the delivery and procurement of the mortgage modification agreements, title insurance endorsements within the time periods set forth herein.

(b) The Borrower shall at any time or from time to time execute and deliver such further instruments, and take such further action as the Lender may reasonably request, in each case further to effect the purposes of this Agreement, the Credit Agreement, the Notes and the Other Documents.

(c) The Borrower expressly acknowledges and agrees that any failure by the Borrower to comply with the terms and conditions of this Section 7 or any other provisions contained in this Agreement shall constitute an Event of Default under the Credit Agreement.

(8) Expenses.  The Borrower agrees to pay to the Lender upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Lender in connection with the preparation of this Agreement.

(9) Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut (excluding the laws applicable to conflicts or choice of law).

(b) The indebtedness evidenced by said Original Loan Documents continues outstanding, and the execution and delivery to the Bank of this Modification Agreement does not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Original Loan Documents but constitutes only an amendment of certain of the terms with respect thereto. Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Agreement and the Credit Agreement be read and construed as one instrument, and all references in the Loan Documents to the Credit Agreement shall hereafter refer to the Credit Agreement, as amended by this Agreement.

(c) Nothing contained herein shall operate to release the Borrower or any other obligor from its liability to pay the Note and to keep and perform the terms, conditions, obligations and agreements contained in the Loan Agreement and in all other documents relating to and securing repayment of the Note as amended hereby.

(d) The Borrower hereby acknowledges and agrees that it has no defense, offset, recoupment or counterclaim with respect to the indebtedness evidenced by the Note (as amended hereby) or any of the Original Loan Documents and the Borrower hereby releases the Bank from any and all liability arising directly or indirectly with respect to the Note as amended hereby, the Original Loan Documents, the debt evidenced or governed by any of the Original Loan Documents and any and all actions taken by the Bank with respect to the transactions contemplated therein.

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer on September 24, 2007 but to be effective as of August 31, 2007.

WEBSTER BANK, NATIONAL ASSOCIATION

By:	/s/ Daniel C. Dupre
Daniel C. Dupre
Its: Vice President
Duly Authorized

MEMRY CORPORATION

By:	/s/ Richard F. Sowerby
Name: Richard F. Sowerby
Title: CFO

The undersigned Guarantor consents to the terms contained herein and further acknowledge and affirm that its Guarantee remains unmodified and in full force and effect:

PUTNAM PLASTICS COMPANY LLC

By: /s/ Robert P. Belcher
Name: Robert P. Belcher
Title: Secretary

STATE OF CONNECTICUT	)
	)	ss. Bethel, CT
COUNTY OF FAIRFIELD	)

Dated as of September 24, 2007, before me personally came Robert P. Belcher, to me known, who, being by me duly sworn, did depose and say that he is Secretary of PPC and the Chief Executive Officer of Memry of each entity described in and which executed the foregoing instrument as “Borrower”; and that he signed his name thereto by order of the board of directors (or other governing body) of said entity.

Kathleen Ferris
NOTARY PUBLIC

KATHLEEN FERRIS NOTARY PUBLIC, STATE OF CONNECTICUT NO.65478. QUALIFIED IN FAIRFIELD COUNTY COMMISSION EXPIRES DECEMBER 31, 2007